Telenav Reports Fourth Quarter and Fiscal Year 2015 Financial Results
-Fourth Quarter Revenue Grew 26% Year-Over-Year
- Full Year 2015 Revenue Grew 7% Year-Over-Year
- Automotive and Mobile Advertising Revenue Combined Represented 82% of Total Revenue in the Fourth Quarter

Sunnyvale, Calif. – July 30, 2015 –Telenav®, Inc. (NASDAQ:TNAV), a leader in location-based platform services, today announced its financial results for the fourth quarter and the fiscal year that ended June 30, 2015.
“We had another solid quarter, driven by our two major growth areas, automotive and location-based mobile advertising which combined represented 82% of total revenue,” said HP Jin, chairman and CEO of Telenav. “We also achieved an important milestone in fiscal 2015, growing our total annual revenue 7% year-over-year, the first year of growth after two consecutive years of declines. We enter fiscal 2016 focused on maintaining this steady growth and continuing to manage our costs.”

“We are very excited about today’s announcement of a strategic partnership with Toyota,” continued Jin. “With 3 of the top 5 global automotive OEMs as our partners, we have established a stronger foundation towards our goal of building the world’s largest global network of connected cars.”

Financial Highlights

•
Revenue for the fourth quarter of fiscal year 2015 was $43.2 million, compared with $42.3 million in the third quarter of fiscal year 2015 and $34.4 million in the fourth quarter of fiscal year 2014. Revenue for fiscal year 2015 was $160.2 million, compared with $150.3 million in fiscal year 2014.

•	Deferred revenue as of June 30, 2015 was $6.8 million, compared with $5.4 million as of March 31, 2015, and $2.4 million as of June 30, 2014.

•
Automotive revenue was $30.0 million, or 70 percent of total revenue, for the fourth quarter of fiscal year 2015, compared with $29.5 million, or 70 percent of total revenue, in the third quarter of fiscal year 2015 and $18.0 million, or 52 percent of total revenue, in the fourth quarter of fiscal year 2014. Automotive revenue for fiscal year 2015 was $103.1 million, or 64 percent of total revenue, compared with $75.2 million, or 50 percent of total revenue, in fiscal year 2014.

•
Mobile advertising revenue was $5.2 million, or 12 percent of total revenue, for the fourth quarter of fiscal year 2015, compared with $4.0 million, or 10 percent of total revenue, for the third quarter of fiscal year 2015, and $3.8 million, or 11 percent of total revenue, for the fourth quarter of fiscal year 2014. Mobile advertising revenue for fiscal year 2015 was $17.9 million, or 11 percent of total revenue, compared with $11.7 million, or 8 percent of total revenue, for fiscal year 2014.

•
GAAP net loss for the fourth quarter of fiscal year 2015 was ($7.6) million, or ($0.19) per diluted share, compared with a GAAP net loss of ($4.8) million, or ($0.12) per diluted share, in the third quarter of fiscal year 2015 and a GAAP net loss of ($18.0) million, or ($0.46) per diluted share, for the fourth quarter of fiscal year 2014. GAAP net loss for fiscal year 2015 was ($23.1) million, or ($0.58) per diluted share, compared with ($29.5) million, or ($0.76) per diluted share, for fiscal year 2014.

•
Adjusted EBITDA for the fourth quarter of fiscal year 2015 was a ($5.5) million loss adjusted for the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), (benefit) provision for income taxes, and other items such as restructuring costs, compared with a ($4.7) million loss in the third quarter of fiscal year 2015 and a ($7.4) million loss in the fourth quarter of fiscal year 2014. For fiscal year 2015, adjusted EBITDA was ($20.5) million compared with ($12.1) million for fiscal year 2014.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $119.9 million, and Telenav had no debt as of June 30, 2015. This represented cash, cash equivalents and short-term investments of $2.96 per share, based on 40.5 million shares of outstanding common stock as of June 30, 2015.

Recent Business Highlights

•
In July 2015, Telenav and Toyota announced a partnership for brought-in navigation services where Scout GPS Link by Telenav will be available first in the 2016 Toyota Tacoma, as well as other Entune™ Audio Plus equipped 2016 Toyota vehicles in the United States.

•	In July 2015, Douglas Miller was appointed to the Board of Directors and to serve on the Audit and Compensation Committees of the Board.

•	In June 2015, Telenav launched a new voice chat feature within its free Scout mobile application, allowing users more options to communicate with friends while navigating on the go.

Business Outlook
For the quarter ending September 30, 2015, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $44 to $46 million;

•	Automotive revenue is expected to be 72 to 74 percent of total revenue;

•	Mobile advertising revenue is expected to be 11 to 12 percent of total revenue;

•	GAAP gross margin is expected to be approximately 45 percent;

•
Non-GAAP gross margin is expected to be approximately 46.5 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $700,000;

•	GAAP operating expenses are expected to be $32 to $33 million;

•	Non-GAAP operating expenses are expected to be $28.5 to $29.5 million, and represent GAAP operating expenses adjusted for the impact of approximately $3.5 million of stock-based compensation expense;

•	Estimated provision (benefit) for income taxes will be de minimis;

•	GAAP net loss is expected to be ($11) to ($12) million;

•	GAAP diluted net loss per share is expected to be ($0.27) to ($0.29);

•
Non-GAAP net loss is expected to be ($7) to ($8) million, and represents GAAP net loss adjusted for the add back of the tax-effected impact of approximately $3.5 million of stock-based compensation expense, and approximately $700,000 of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.17) to ($0.19) and represents GAAP net loss per share adjusted for the add back of the tax effected impact of approximately $3.5 million of stock-based compensation expense, and approximately $700,000 of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($7) to ($8) million, and represents GAAP net loss adjusted for the impact of approximately $3.5 million of stock-based compensation expense, and approximately $1 million of depreciation and amortization expenses, interest income, other income (expense), and benefit from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 41 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-481-2844 (toll-free, domestic only) or 719-325-2354 (domestic and international toll) and enter pass code 5993370. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 5993370.

Segment Reporting
Prior to July 1, 2014, Telenav reported on and operated its business as a single segment: location-based platform services. Commencing July 1, 2014, Telenav began to report its revenue and cost of revenues in three segments: automotive, advertising, and mobile navigation. Telenav has conformed all prior period segment information to the current period presentation for comparative purposes.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Non-GAAP net income (loss), non-GAAP gross margin, and non-GAAP operating expenses exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as changes in valuation allowance on certain deferred tax assets, and restructuring costs, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP financial metrics. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Changes in valuation allowance on deferred tax assets represent changes in the realization of the underlying assets. Tax benefits represent impact from change in tax accounting method and amended tax return. Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of any tax effect of stock-based compensation expenses, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss).

Adjusted EBITDA measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as restructuring costs. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav’s reliance on automotive and advertising revenue, Telenav’s future return to profitability and Telenav’s goals related to connected cars; Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav’s ability to develop and implement products for General Motors (“GM”) and Toyota and to support GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav’s dependence on a limited number of auto manufacturers and original equipment manufacturers (“OEM”) for a substantial portion of its revenue; Telenav’s ability to develop and implement products for Ford’s Sync 3 system; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav’s success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav’s products; Telenav’s ability to grow and scale its advertising through the retention of additional, productive sales personnel, new advertising sales and technology delivery; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav’s short history  in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav’s ability to qualify for tax refunds and credits; and macroeconomic and political conditions in the US and abroad, in particular China. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Form 10-Q for the three months ended March 31, 2015 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About Telenav, Inc.
Telenav is a leading provider of location-based platform services. These services consist of our map and navigation platform and our advertising delivery platform. Our map and navigation platform allows Telenav to deliver enhanced location-based services to developers, auto manufacturers and end users through various distribution channels, including wireless carriers. Our advertising delivery platform delivers highly targeted advertising services leveraging our location expertise. Follow us on Twitter, on Facebook and on Google+.
Copyright 2015 Telenav, Inc. All Rights Reserved.

"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C
Media Contact:
Kristen Berry
650-691-7318
telenav@airfoilgroup.com

Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	June 30, 2015	June 30, 2014*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$18,721	$14,534
Short-term investments	101,195	122,315
Accounts receivable, net of allowances of $211 and $206, at June 30, 2015 and 2014, respectively	36,493	25,762
Deferred income taxes	327	784
Restricted cash	4,878	5,995
Income taxes receivable	6,080	6,932
Prepaid expenses and other current assets	4,288	9,491
Total current assets	171,982	185,813
Property and equipment, net	7,126	8,814
Deferred income taxes, non-current	443	550
Goodwill and intangible assets, net	37,528	40,733
Other assets	6,843	3,931
Total assets	$223,922	$239,841
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$830	$502
Accrued compensation	9,628	12,874
Accrued royalties	9,358	3,671
Other accrued expenses	10,918	12,343
Deferred revenue	2,109	2,381
Income taxes payable	724	804
Total current liabilities	33,567	32,575
Deferred rent, non-current	4,858	7,129
Deferred revenue, non-current	4,719	55
Other long-term liabilities	4,595	7,677
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 40,537 and 39,462 shares issued and outstanding at June 30, 2015 and 2014, respectively	41	40
Additional paid-in capital	140,406	129,278
Accumulated other comprehensive income (loss)	(1,540)	576
Retained earnings	37,276	62,511
Total stockholders' equity	176,183	192,405
Total liabilities and stockholders’ equity	$223,922	$239,841

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2014

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014*
	(unaudited)		(unaudited)

Revenue:
Product	$29,476	$17,400	$100,768	$72,747
Services	13,710	16,985	59,471	77,566
Total revenue	43,186	34,385	160,239	150,313
Cost of revenue:
Product	16,793	9,564	55,270	36,775
Services	5,659	5,815	23,514	24,066
Total cost of revenue	22,452	15,379	78,784	60,841
Gross profit	20,734	19,006	81,455	89,472
Operating expenses:
Research and development	17,058	16,020	68,060	60,573
Sales and marketing	7,200	8,829	26,975	33,138
General and administrative	6,014	6,708	23,606	26,176
Restructuring costs	163	3,581	1,150	4,412
Total operating expenses	30,435	35,138	119,791	124,299
Loss from operations	(9,701)	(16,132)	(38,336)	(34,827)
Interest income	254	345	990	1,299
Other (expense) income, net	(1,060)	(116)	1,277	(11)
Loss from continuing operations before benefit for income taxes	(10,507)	(15,903)	(36,069)	(33,539)
(Benefit) provision for income taxes	(2,871)	2,078	(13,006)	(4,015)
Net loss	$(7,636)	$(17,981)	$(23,063)	$(29,524)

Net loss per share
Basic	$(0.19)	$(0.46)	$(0.58)	$(0.76)
Diluted	$(0.19)	$(0.46)	$(0.58)	$(0.76)

Weighted average shares used in computing net loss per share
Basic	40,376	39,082	39,991	38,796
Diluted	40,376	39,082	39,991	38,796

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2014

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2015	2014*
	(unaudited)
Operating activities
Net loss	$(23,063)	$(29,524)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	5,239	6,759
Accretion of net premium on short-term investments	1,318	3,500
Stock-based compensation expense	11,428	11,535
Change in valuation allowance on deferred tax assets	(778)	7,398
Loss on disposal of property and equipment	73	112
Write-off of long term investments	1,302	250
Bad debt expense	33	132
Excess tax benefit from employee stock options	—	310
Changes in operating assets and liabilities:
Accounts receivable	(10,764)	2,477
Deferred income taxes	1,343	(4,095)
Income taxes receivable	852	—
Restricted cash	1,117	(3,327)
Prepaid expenses and other current assets	5,203	(5,248)
Other assets	(2,162)	(649)
Accounts payable	328	(1,331)
Accrued compensation	(3,246)	3,612
Accrued royalties	5,687	(6,162)
Accrued expenses and other liabilities	(4,699)	(2,645)
Income taxes payable	(80)	398
Deferred rent	(1,219)	(1,354)
Deferred revenue	4,392	(4,701)
Net cash used in operating activities	(7,696)	(22,553)

Investing activities
Purchases of property and equipment	(1,208)	(1,053)
Purchases of short-term investments	(113,144)	(66,350)
Purchases of long-term investments	(2,500)	(600)
Proceeds from sales and maturities of short-term investments	132,528	106,585
Proceeds from sales of long-term investments	376	795
Acquisition, net of cash acquired	—	(19,245)
Net cash provided by investing activities	16,052	20,132

Financing activities
Proceeds from exercise of stock options	4,412	896
Tax withholdings related to net share settlements of restricted stock units	(3,103)	(1,570)
Repurchase of common stock	(3,780)	(7,899)
Excess tax benefit from employee stock options	—	(310)
Net cash used in financing activities	(2,471)	(8,883)

Effect of exchange rate changes on cash and cash equivalents	(1,698)	51
Net increase (decrease) in cash and cash equivalents	4,187	(11,253)
Cash and cash equivalents, at beginning of period	14,534	25,787
Cash and cash equivalents, at end of period	$18,721	$14,534

Supplemental disclosure of cash flow information
Income taxes paid, net	$(10,754)	$1,002

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2014

Telenav, Inc.
Condensed Consolidated Segment Statement
(in thousands, except percentages)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue:
Auto	$30,049	$18,002	$103,100	$75,153
Ads	5,215	3,846	17,941	11,699
Mobile Navigation	7,922	12,537	39,198	63,461
Total revenue	43,186	34,385	160,239	150,313

Cost of revenue:
Auto	17,102	9,778	56,319	37,135
Ads	3,182	2,193	11,710	7,012
Mobile Navigation	2,168	3,408	10,755	16,694
Total cost of revenue	22,452	15,379	78,784	60,841

Gross profit:
Auto	12,947	8,224	46,781	38,018
Ads	2,033	1,653	6,231	4,687
Mobile Navigation	5,754	9,129	28,443	46,767
Total gross profit	$20,734	$19,006	$81,455	$89,472

Gross margin:
Auto	43%	46%	45%	51%
Ads	39%	43%	35%	40%
Mobile Navigation	73%	73%	73%	74%
Total gross margin	48%	55%	51%	60%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014

GAAP net loss	$(7,636)	$(17,981)	$(23,063)	$(29,524)

Adjustments:
Benefit from income tax due to change in tax accounting method and amended tax return	—	—	(4,061)	—
Restructuring costs	163	3,581	1,150	4,412
Capitalized software and developed technology amortization expenses	753	923	3,275	3,588
Change in valuation allowance against deferred tax asset	(778)	7,398	(778)	7,398
Stock-based compensation expense:
Cost of revenue	32	17	98	100
Research and development	1,407	1,287	5,275	4,490
Sales and marketing	750	1,083	2,943	3,306
General and administrative	680	1,127	3,112	3,639
Total stock-based compensation expense	2,869	3,514	11,428	11,535
Tax effect of adding back adjustments	(215)	(2,101)	(840)	(4,248)
Non-GAAP net loss	$(4,844)	$(4,666)	$(12,889)	$(6,839)

Non-GAAP net loss per share
Basic	$(0.12)	$(0.12)	$(0.32)	$(0.18)
Diluted	$(0.12)	$(0.12)	$(0.32)	$(0.18)

Weighted average shares used in computing Non-GAAP net loss per share
Basic	40,376	39,082	39,991	38,796
Diluted	40,376	39,082	39,991	38,796

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014

GAAP net loss	$(7,636)	$(17,981)	$(23,063)	$(29,524)

Adjustments:
Restructuring costs	163	3,581	1,150	4,412
Stock-based compensation expense	2,869	3,514	11,428	11,535
Depreciation and amortization expenses	1,185	1,640	5,239	6,759
Interest income	(254)	(345)	(990)	(1,299)
Other income (expense), net	1,060	116	(1,277)	11
Benefit (provision) for income taxes	(2,871)	2,078	(13,006)	(4,015)
Adjusted EBITDA	$(5,484)	$(7,397)	$(20,519)	$(12,121)

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014

GAAP operating expenses	$30,435	$35,138	$119,791	$124,299

Adjustments:
Restructuring costs	(163)	(3,581)	(1,150)	(4,412)
Stock-based compensation expense	(2,837)	(3,497)	(11,330)	(11,435)
Non-GAAP operating expenses	$27,435	$28,060	$107,311	$108,452

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)

Reconciliation of GAAP Gross Margin to Non-GAAP Margin

	Auto		Ads		Mobile Navigation		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014	2015	2014	2015	2014

GAAP gross margin	43%	46%	39%	43%	73%	73%	48%	55%

Adjustments:
Capitalized software and developed technology amortization expenses	1%	1%	8%	11%	—%	2%	2%	3%
Non-GAAP gross margin	44%	47%	47%	54%	73%	75%	50%	58%

	Auto		Ads		Mobile Navigation		Total
	Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014	2015	2014	2015	2014

GAAP gross margin	45%	51%	35%	40%	73%	74%	51%	60%

Adjustments:
Capitalized software and developed technology amortization expenses	1%	—%	9%	15%	1%	2%	2%	2%
Non-GAAP gross margin	46%	51%	44%	55%	74%	76%	53%	62%